NORTEK REPORTS
2nd-QUARTER RESULTS

PROVIDENCE, RI, August 11, 2006—Nortek, Inc. (“Nortek”), a leading diversified manufacturer of innovative, branded residential and commercial ventilation, home technology convenience and security, and HVAC products, today announced second-quarter financial results. In light of the filing by NTK Holdings, Inc., the parent company of Nortek Holdings, Inc. and Nortek, of a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock, Nortek will not be holding a conference call to discuss second-quarter results.

Key financial highlights from continuing operations for the second quarter of 2006 included:

•	Net sales of $564 million, an increase of 13 percent compared to the $499 million recorded in 2005.

•
Operating earnings of $97.0 million compared to $59.1 million in the second quarter of 2005. Operating earnings for the second quarter of 2006 includes a $32.1-million gain resulting from the curtailment of post-retirement medical benefits net of charges related to the closure of the Company's NuTone Cincinnati, Ohio facility.

•	Depreciation and amortization expense of $16.1 million compared to $11.2 million in last year’s second quarter.

Key financial highlights from continuing operations for the first half of 2006 included:

•	Net sales of $1,098 million, an increase of 17.7 percent compared to the $933 million recorded in the first six months of 2005.

•
Operating earnings of $161.7 million compared to $100.0 million in the first half of 2005. Operating earnings for 2006 includes a $32.1-million gain resulting from the curtailment of post-retirement medical benefits net of charges related to the closure of the Company’s NuTone Cincinnati, Ohio facility.

•	Depreciation and amortization expense of $28.3 million compared to $22.7 million in the first six months of 2005.

As of July 1, 2006, Nortek had approximately $55 million in unrestricted cash, cash equivalents and marketable securities. Nortek previously announced on April 3 that it entered into an Amended and Restated Credit Agreement with its banks to, among other things, expand its revolving credit facility from $100 million to $200 million, adding liquidity and covenant flexibility. As of July 1, 2006, Nortek had $25 million of borrowings outstanding under this facility.

Nortek announced in April the acquisition of Huntair, Inc. and Cleanpak International, LLC to expand its wide range of custom-designed HVAC systems for the commercial systems market. Both of the Portland, Oregon area companies manufacture, market and distribute custom air handlers and related products for commercial and cleanroom applications. On June 26, 2006, Nortek acquired Secure Wireless, Inc. and Advanced Bridging Technologies, Inc. of Carlsbad, California, to expand its offerings of Home Technology Products.

Nortek* (a wholly owned subsidiary of Nortek Holdings, Inc., which is a wholly owned subsidiary of NTK Holdings, Inc.) is a leading diversified manufacturer of innovative, branded residential and commercial ventilation, home technology convenience and security, and HVAC products. Nortek offers a broad array of products including: range hoods, bath fans, indoor air quality systems, medicine cabinets and central vacuums, heating and air conditioning systems, and home technology offerings, including audio, video, access control and security and other products.

*As used herein, the term “Nortek” refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth and product liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission.

# # #

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the Second Quarter Ended		For the First Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
	(Dollar amounts in millions)

Net Sales	$563.8	$498.9	$1,098.3	$933.0

Costs and Expenses:
Cost of products sold	393.7	350.4	764.2	659.9
Selling, general and administrative expense, net	102.9	85.0	198.0	164.4
Amortization of intangible assets	5.8	4.4	10.0	8.7
Gain from curtailment of post-retirement medical benefits	(35.6)	---	(35.6)	---
	466.8	439.8	936.6	833.0
Operating earnings	97.0	59.1	161.7	100.0
Interest expense	(28.0)	(25.1)	(56.0)	(49.4)
Investment income	0.5	0.3	1.2	0.7
Earnings before provision for income taxes	69.5	34.3	106.9	51.3
Provision for income taxes	26.4	13.0	40.6	19.3
Net earnings	$43.1	$21.3	$66.3	$32.0

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

(A)
The unaudited condensed consolidated summary of operations includes the accounts of the former Nortek Holdings, Inc. and Nortek, Inc., as appropriate, and all of their wholly-owned subsidiaries (individually and collectively, the “Company” or “Nortek”), after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented. Certain amounts in the prior year’s unaudited condensed consolidated summary of operations have been reclassified to conform to the current year presentation. It is suggested that this unaudited condensed consolidated summary of operations be read in conjunction with the consolidated financial statements and the notes included in the Company's latest quarterly report on Form 10-Q, its latest annual report on Form 10-K and its Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

(B)
The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to Note C for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of the Company’s profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in the Company’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this Results of Operations section for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the second quarters ended July 1, 2006 and July 2, 2005:

	For the Second Quarter Ended
	July 1, 2006	July 2, 2005
	(Dollar amounts in millions)

Net earnings (1)	$43.1	$21.3
Provision for income taxes	26.4	13.0
Interest expense	28.0	25.1
Investment income	(0.5)	(0.3)
Depreciation expense	8.2	6.8
Amortization expense	7.9	4.4
EBITDA	$113.1	$70.3

(1)  Net earnings include an approximate pre-tax $35.6 million curtailment gain related to post-retirement medical benefits and an approximate pre-tax $3.5 million charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility in the Residential Ventilation Products segment for the second quarter ended July 1, 2006. Net earnings include approximately $0.1 million of stock-based compensation charges recorded in each of the second quarters of 2006 and 2005, respectively.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the first six months ended July 1, 2006 and July 2, 2005:

	For the First Six Months Ended
	July 1, 2006	July 2, 2005
	(Dollar amounts in millions)

Net earnings (1)	$66.3	$32.0
Provision for income taxes	40.6	19.3
Interest expense	56.0	49.4
Investment income	(1.2)	(0.7)
Depreciation expense	16.1	13.6
Amortization expense	12.2	9.1
EBITDA	$190.0	$122.7

(1)
Net earnings include an approximate pre-tax $35.6 million curtailment gain related to post-retirement medical benefits and an approximate pre-tax $3.5 million charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility in the Residential Ventilation Products segment for the first six months ended July 1, 2006. Net earnings include approximately $0.2 million of stock-based compensation charges recorded in each of the first six months of 2006 and 2005, respectively.

(C)
The Company uses EBITDA as both a liquidity and operating performance measure. Liquidity measure disclosures with respect to EBITDA are provided below. Refer to Note B for operating performance measure disclosures with respect to EBITDA and a reconciliation from net earnings (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of cash flow under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities. EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance. The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation. The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation. The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital. EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions. In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in the Company’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance. The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment of cash flow ability and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization. The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies. The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this Liquidity and Capital Resources section for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash used in operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the first six months ended July 1, 2006 and July 2, 2005:

	For the First Six Months Ended
	July 1, 2006	July 2, 2005
	(Dollar amounts in millions)

Net cash provided by operating activities	$58.0	$3.2
Cash used by working capital and other long-term
asset and liability changes	12.9	47.5
Deferred federal income tax provision	(7.4)	6.4
(Loss) gain on sale of fixed assets	(1.8)	0.5
Non-cash interest expense, net	(2.5)	(2.7)
Non-cash stock-based compensation expense	(0.2)	(0.2)
Gain from curtailment of post-retirement medical benefits	35.6	---
Provision for income taxes	40.6	19.3
Interest expense	56.0	49.4
Investment income	(1.2)	(0.7)
EBITDA (1)	$190.0	$122.7

(1)
EBITDA includes an approximate pre-tax $35.6 million curtailment gain related to post-retirement medical benefits and an approximate pre-tax $3.5 million charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility in the Residential Ventilation Products segment for the first six months ended July 1, 2006.